                                                Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR SECOND QUARTER FISCAL 2023

Second Quarter Revenue was $875.2 Million; Operating Loss was $1.75 Billion

Operating Loss was $53.7 Million Before Impact of Non-Cash Goodwill Writedown Related to STARZ and International Restructuring Charge related to LIONSGATE+

Net Loss Attributable to Lionsgate Shareholders was $1.81 Billion or $7.95 Diluted Net Loss per Share

Adjusted Net Loss Attributable to Lionsgate Shareholders in the Quarter was $28.0 Million or Adjusted Diluted Net Loss Per Share of $0.12; Adjusted OIBDA was $47.4 Million

Net Cash Flows Used in Operating Activities was $139.2 Million; Adjusted Free Cash Flow was a Positive $123.5 Million Bringing Cash on Balance Sheet to $557.1 Million

Film & Television Library Revenue was $747 Million for Trailing 12 Months

SANTA MONICA, CA, and VANCOUVER, BC, November 3, 2022 – Lionsgate (NYSE: LGF.A, LGF.B) today reported second quarter (quarter ended September 30, 2022) revenue of $875.2 million, operating loss of $1.75 billion and net loss attributable to Lionsgate shareholders of $1.81 billion or $7.95 diluted net loss per share on 227.9 million diluted weighted average common shares outstanding. Adjusted net loss attributable to Lionsgate shareholders in the quarter was $28.0 million or $0.12 adjusted diluted net loss per share on 227.9 million diluted weighted average common shares outstanding, with adjusted OIBDA of $47.4 million. Net cash flows used in operating activities in the quarter was $139.2 million. Adjusted free cash flow in the quarter was a positive $123.5 million, bringing cash on the balance sheet at quarter end to $557.1 million.

The Company made a strategic decision to exit seven LIONSGATE+ (formerly STARZPLAY International) international territories, France, Germany, Italy, Spain, Benelux, the Nordics and Japan, to streamline the business. It took a $218.9 million restructuring charge in the quarter primarily driven by content impairment writedowns in the affected territories. Financial results in the quarter also include a $1.48 billion non-cash impairment charge related to goodwill from the STARZ acquisition. The goodwill impairment charge reflects changes to Media Networks’ future free cash flow projections as well as comparable company underlying valuations.

“We reported another strong library performance and continued growth in Lionsgate Television series deliveries as our studio businesses continued to perform in line with expectations in the quarter,” said Lionsgate CEO Jon Feltheimer. “Economic and industry headwinds are having the greatest impact at STARZ, where we are exiting seven international territories. This will allow us to streamline STARZ’s international business and return it to profitability more quickly while continuing to build on the opportunities created by a strong STARZ original series slate and focused content strategy domestically.”

Revenue from Lionsgate’s 17,000-title film and television library was $747 million for the trailing 12 months. The Company reported library revenue of $210 million in the quarter.

Second Quarter Results

Segment Results

Media Networks segment revenue of $396.1 million compared to $384.7 million in the prior year quarter. Media Networks segment revenue was impacted by lower domestic linear revenue, offset by growth in domestic streaming revenue and LIONSGATE+ revenue. Segment profit increased to $21.0 million compared to a profit of $5.5 million in the prior year quarter, driven by lower marketing both domestically and internationally, offset by the timing of programming cost amortization. Total Media Networks global subscribers increased to 37.8 million including STARZPLAY Arabia, a non-consolidated equity method investee, driven by growth in both international and domestic streaming subscribers. Global streaming subscribers increased 52% year-over-year to 27.3 million. LIONSGATE+ subscribers grew 97% year-over-year to 14.8 million (including Lionsgate Play in India & South Asia).

As discussed above, the Company made a strategic decision to exit its LIONSGATE+ streaming business in seven international territories and took a restructuring charge of $218.9 million. It also recorded a non-cash impairment charge related to goodwill totaling $1.48 billion.

The Studio Business, comprised of the Motion Picture and Television Production segments, reported revenue of $654.9 million compared to $666.9 million in the prior year quarter. Segment profit of $69.1 million compared to $130.3 million in the prior year quarter. The year-over-year decline in revenue was driven by decreased revenue at Motion Picture partially offset by increased revenue at Television Production, and the year-over-year segment profit decline was driven by declines at both Motion Picture and Television Production.

Motion Picture segment revenue decreased to $224.0 million compared to $330.9 million in the prior year quarter. Segment profit decreased to $55.5 million compared to $101.8 million in the prior year quarter. Motion Picture revenue and segment profit declines reflect a tough comparison with the second quarter of fiscal 2022, which benefited from strong carryover revenue from fiscal 2021 titles.

Television Production segment revenue increased to $430.9 million compared to $336.0 million in the prior year quarter. Segment profit decreased to $13.6 million compared to $28.5 million in the prior year quarter. The revenue increase was driven by continued growth in content deliveries, while segment profit declines reflect accelerated content amortization of a cancelled series.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2023 second quarter results at 6:00 PM ET/3:00 PM PT this afternoon, November 3.Interested parties may listen to the live webcast by visiting the events page on the Lionsgate Investor Relations website or via https://event.choruscall.com/mediaframe/webcast.html?webcastid=GUR0whOE. A full replay will become available this evening by clicking the same link.

About Lionsgate

Lionsgate (NYSE: LGF.A, LGF.B) encompasses world-class motion picture and television studio operations aligned with the STARZ premium global subscription platform to bring a unique and varied portfolio of entertainment to consumers around the world. The Company’s film, television, subscription and location-based entertainment businesses are backed by a 17,000-title library and a valuable collection of iconic film and television franchises. A digital age company driven by its entrepreneurial culture and commitment to innovation, the Lionsgate brand is synonymous with bold, original, relatable entertainment for audiences worldwide.

###
For further information, investors should contact:
Nilay Shah
310-255-3651
nshah@lionsgate.com

For media inquiries, please contact:
Peter Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including: the potential effects of the COVID-19 global pandemic on the Company, and on economic and business conditions (including as a result of the spread of recent and new variants); the potential effects of Russia's invasion of Ukraine on the Company, and on economic and business conditions; the substantial investment of capital required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; other trends affecting the entertainment industry; and the other risk factors set forth in Lionsgate’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on May 26, 2022, as amended in its most recent Quarterly Report Form 10-Q filed with the SEC. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Additional Information Available on Website
The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which will be posted on the Company’s website at http://investors.lionsgate.com/financial-reports/sec-filings, when filed with the Securities and Exchange Commission. Trending schedules containing certain financial information will also be available at https://investors.lionsgate.com/financial-reports/quarterly-results/2023.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	September 30, 2022	March 31, 2022
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$557.1	$371.2
Accounts receivable, net	432.0	442.2
Other current assets	244.9	244.7
Total current assets	1,234.0	1,058.1
Investment in films and television programs and program rights, net	2,986.1	3,013.6
Property and equipment, net	82.3	81.2
Investments	64.5	56.0
Intangible assets	1,372.3	1,440.2
Goodwill	1,289.5	2,764.5
Other assets	652.4	577.6
Total assets	$7,681.1	$8,991.2
LIABILITIES
Accounts payable and accrued liabilities	$614.8	$585.8
Participations and residuals	469.7	468.5
Film related and other obligations	1,182.2	951.1
Debt - short term portion	37.0	222.8
Deferred revenue	137.8	174.9
Total current liabilities	2,441.5	2,403.1
Debt	2,170.8	2,202.1
Participations and residuals	258.3	265.1
Film related and other obligations	1,277.2	729.0
Other liabilities	249.5	298.7
Deferred revenue	54.7	49.8
Deferred tax liabilities	38.5	38.8
Redeemable noncontrolling interest	343.2	321.2
Commitments and contingencies
EQUITY
Class A voting common shares, no par value, 500.0 shares authorized, 83.4 shares issued (March 31, 2022 - 83.3 shares issued)	670.4	668.2
Class B non-voting common shares, no par value, 500.0 shares authorized, 145.2 shares issued (March 31, 2022 - 142.0 shares issued)	2,373.5	2,353.8
Accumulated deficit	(2,320.4)	(369.7)
Accumulated other comprehensive income	122.3	29.3
Total Lions Gate Entertainment Corp. shareholders' equity	845.8	2,681.6
Noncontrolling interests	1.6	1.8
Total equity	847.4	2,683.4
Total liabilities and equity	$7,681.1	$8,991.2

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Unaudited, amounts in millions, except per share amounts)
Revenues	$875.2	$887.8	$1,769.1	$1,789.0
Expenses
Direct operating	563.5	483.2	1,160.0	969.3
Distribution and marketing	184.6	216.9	396.2	434.5
General and administration	121.3	110.0	224.9	240.6
Depreciation and amortization	45.2	44.4	87.6	87.8
Restructuring and other	233.2	3.5	241.3	6.7
Goodwill impairment	1,475.0	—	1,475.0	—
Total expenses	2,622.8	858.0	3,585.0	1,738.9
Operating income (loss)	(1,747.6)	29.8	(1,815.9)	50.1
Interest expense	(57.3)	(44.0)	(103.4)	(85.7)
Interest and other income	1.8	24.1	3.1	28.0
Other expense	(5.4)	(2.7)	(10.4)	(4.3)
Gain (loss) on extinguishment of debt	3.4	(0.4)	2.1	(27.1)
Gain (loss) on investments	(3.1)	1.5	(1.3)	1.5
Equity interests income (loss)	(0.1)	0.4	0.8	1.1
Income (loss) before income taxes	(1,808.3)	8.7	(1,925.0)	(36.4)
Income tax provision	(5.0)	(5.6)	(11.0)	(12.1)
Net income (loss)	(1,813.3)	3.1	(1,936.0)	(48.5)
Less: Net loss attributable to noncontrolling interests	2.2	4.4	5.9	10.6
Net income (loss) attributable to Lions Gate Entertainment Corp. shareholders	$(1,811.1)	$7.5	$(1,930.1)	$(37.9)

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net income (loss) per common share	$(7.95)	$0.03	$(8.51)	$(0.17)
Diluted net income (loss) per common share	$(7.95)	$0.03	$(8.51)	$(0.17)

Weighted average number of common shares outstanding:
Basic	227.9	224.4	226.8	223.1
Diluted	227.9	228.5	226.8	223.1

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
Operating Activities:
Net income (loss)	$(1,813.3)	$3.1	$(1,936.0)	$(48.5)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	45.2	44.4	87.6	87.8
Amortization of films and television programs and program rights	427.4	359.0	899.3	730.1
Amortization of debt financing costs and other non-cash interest	6.7	12.2	13.9	24.2
Non-cash share-based compensation	26.6	20.3	35.0	54.9
Other amortization	18.1	25.0	41.2	50.5
Goodwill impairments	1,475.0	—	1,475.0	—
Content and other impairments	218.9	—	218.9	—
(Gain) loss on extinguishment of debt	(3.4)	0.4	(2.1)	27.1
Equity interests (income) loss	0.1	(0.4)	(0.8)	(1.1)
(Gain) loss on investments	3.1	(1.5)	1.3	(1.5)
Deferred income taxes	(0.6)	0.9	(0.3)	1.7
Changes in operating assets and liabilities:
Proceeds from the termination of interest rate swaps	—	—	188.7	—
Accounts receivable, net and other assets	(45.1)	15.4	(39.5)	(134.2)
Investment in films and television programs and program rights, net	(478.8)	(572.2)	(1,087.2)	(1,149.7)
Accounts payable and accrued liabilities	41.9	15.0	(10.0)	(45.2)
Participations and residuals	21.4	25.6	(5.0)	5.0
Program rights and other film obligations	(37.2)	(24.7)	12.1	(35.8)
Deferred revenue	(45.2)	93.6	(31.5)	102.2
Net Cash Flows Provided By (Used In) Operating Activities	(139.2)	16.1	(139.4)	(332.5)
Investing Activities:
Proceeds from the sale of Pantaya	—	—	—	123.6
Proceeds from the sale of other investments	0.6	—	3.0	—
Investment in equity method investees and other	(10.0)	(10.0)	(17.5)	(12.0)
Distributions from equity method investees	—	2.2	—	2.6
Acquisition of assets (film library and related assets)	—	(161.4)	—	(161.4)
Capital expenditures	(11.8)	(8.3)	(21.5)	(14.6)
Net Cash Flows Used In Investing Activities	(21.2)	(177.5)	(36.0)	(61.8)
Financing Activities:
Debt - borrowings, net of debt issuance and redemption costs	472.5	747.3	991.0	1,947.2
Debt - repurchases and repayments	(495.8)	(801.7)	(1,211.0)	(2,175.6)
Film related financing and other obligations - borrowings, net of debt issuance costs	615.0	466.5	1,137.9	775.7
Film related financing and other obligations - repayments	(219.6)	(40.6)	(372.2)	(186.6)
Settlement of financing component of interest rate swaps	—	(7.5)	(134.5)	(14.4)
Distributions to noncontrolling interest	(0.8)	—	(2.5)	(0.1)
Exercise of stock options	—	0.3	3.4	2.9
Tax withholding required on equity awards	(15.2)	(20.0)	(16.2)	(33.2)
Net Cash Flows Provided By Financing Activities	356.1	344.3	395.9	315.9
Net Change In Cash, Cash Equivalents and Restricted Cash	195.7	182.9	220.5	(78.4)
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	(2.2)	(2.5)	(5.7)	(2.5)
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	405.9	267.4	384.6	528.7
Cash, Cash Equivalents and Restricted Cash - End Of Period	$599.4	$447.8	$599.4	$447.8

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company's internal management structure, and the financial information that is evaluated regularly by the Company's chief operating decision maker.
The Company has three reportable business segments: (1) Motion Picture, (2) Television Production and (3) Media Networks. We refer to our Motion Picture and Television Production segments collectively as our Studio Business.
Studio Business:
Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to Starz Networks and STARZPLAY International, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.
Media Networks Business:
Media Networks. Media Networks consists of the following product lines (i) Starz Networks, which includes the domestic distribution of STARZ branded premium subscription video services through over-the-top ("OTT") platforms and U.S. multichannel video programming distributors ("MVPDs") including cable operators, satellite television providers and telecommunication companies (collectively, "Distributors") and on a direct-to-consumer basis through the Starz App and (ii) LIONSGATE+, which represents revenues primarily from the OTT distribution of the STARZ premium subscription video services outside of the U.S. (formerly STARZPLAY International).
In the ordinary course of business, the Company's reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses, assets, or liabilities recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Segment information is presented in the table below:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
Segment revenues
Studio Business:
Motion Picture	$224.0	$330.9	$502.8	$622.1
Television Production	430.9	336.0	863.2	722.1
Total Studio Business	654.9	666.9	1,366.0	1,344.2
Media Networks	396.1	384.7	777.3	767.0
Intersegment eliminations	(175.8)	(163.8)	(374.2)	(322.2)
	$875.2	$887.8	$1,769.1	$1,789.0
Gross contribution
Studio Business:
Motion Picture	$78.7	$124.5	$151.8	$193.2
Television Production	23.8	38.0	54.3	51.0
Total Studio Business	102.5	162.5	206.1	244.2
Media Networks	45.1	28.3	31.6	137.6
Intersegment eliminations	(17.9)	(3.1)	(22.8)	5.5
	$129.7	$187.7	$214.9	$387.3
Segment general and administration
Studio Business:
Motion Picture	$23.2	$22.7	$45.7	$47.1
Television Production	10.2	9.5	21.3	19.5
Total Studio Business	33.4	32.2	67.0	66.6
Media Networks	24.1	22.8	47.6	43.9
	$57.5	$55.0	$114.6	$110.5
Segment profit
Studio Business:
Motion Picture	$55.5	$101.8	$106.1	$146.1
Television Production	13.6	28.5	33.0	31.5
Total Studio Business	69.1	130.3	139.1	177.6
Media Networks	21.0	5.5	(16.0)	93.7
Intersegment eliminations	(17.9)	(3.1)	(22.8)	5.5
Total segment profit	$72.2	$132.7	$100.3	$276.8
Corporate general and administrative expenses	(24.8)	(24.5)	(47.9)	(48.8)
Adjusted OIBDA(1)	$47.4	$108.2	$52.4	$228.0
_______________
(1)See "Use of Non-GAAP Financial Measures" for the definition of Adjusted OIBDA and reconciliation to the most directly comparable GAAP financial measure.

The Company's primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, corporate general and administrative expense, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content strategy, certain charges related to the COVID-19 global pandemic, charges related to Russia's invasion of Ukraine, and purchase accounting and related adjustments. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company's management and enables them to understand the fundamental performance of the Company's businesses.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)
The following table sets forth segment information by product line for the Media Networks segment for the three and six months ended September 30, 2022 and 2021:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
Media Networks revenue:
Starz Networks	$357.5	$358.6	$707.1	$716.7
LIONSGATE+	38.6	26.1	70.2	50.3
	$396.1	$384.7	$777.3	$767.0
Media Networks gross contribution:
Starz Networks	$82.6	$69.0	$111.4	$203.9
LIONSGATE+	(37.5)	(40.7)	(79.8)	(66.3)
	$45.1	$28.3	$31.6	$137.6
Media Networks general and administration:
Starz Networks	$17.6	$17.0	$34.1	$32.5
LIONSGATE+	6.5	5.8	13.5	11.4
	$24.1	$22.8	$47.6	$43.9
Media Networks segment profit (loss):
Starz Networks	$65.0	$52.0	$77.3	$171.4
LIONSGATE+	(44.0)	(46.5)	(93.3)	(77.7)
	$21.0	$5.5	$(16.0)	$93.7

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Subscriber Data. The number of period-end service subscribers is a key metric which management uses to evaluate a non-ad supported subscription video service. We believe this key metric provides useful information to investors as a growing or decreasing subscriber base is a key indicator of the health of the overall business. Service subscribers may impact revenue differently depending on specific distribution agreements we have with our distributors which may include fixed fees, rates per basic video household or a rate per STARZ subscriber. The table below sets forth, for the periods presented, subscriptions to our Media Networks and STARZPLAY Arabia services.

	As of				As of
	6/30/21	9/30/21	12/31/21	3/31/22	6/30/22	9/30/22
	(Amounts in millions)
Starz Domestic
Linear Subscribers	10.4	10.2	9.9	9.5	9.2	8.7
OTT Subscribers	9.7	10.4	11.0	11.5	12.2	12.3
Total	20.1	20.6	20.9	21.0	21.4	21.0
LIONSGATE+
Linear Subscribers	1.8	1.8	1.8	1.8	1.8	1.8
OTT Subscribers	5.2	5.7	6.7	11.0	12.2	13.0
Total	7.0	7.5	8.5	12.8	14.0	14.8
Total Starz
Linear Subscribers	12.2	12.0	11.7	11.3	11.0	10.5
OTT Subscribers	14.9	16.1	17.7	22.5	24.4	25.3
Total Starz	27.1	28.1	29.4	33.8	35.4	35.8
STARZPLAY Arabia(1)	1.8	1.9	2.0	2.0	1.9	2.0
Total Domestic and International Subscribers	28.9	30.0	31.4	35.8	37.3	37.8

Subscribers by Platform:
Linear Subscribers	12.2	12.0	11.7	11.3	11.0	10.5
OTT Subscribers(2)	16.7	18.0	19.7	24.5	26.3	27.3
Total Global Subscribers	28.9	30.0	31.4	35.8	37.3	37.8
___________________
(1)Represents subscribers of STARZPLAY Arabia, a non-consolidated equity method investee.
(2)OTT subscribers includes subscribers of STARZPLAY Arabia, as presented above.

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs, certain charges (benefit) related to the COVID-19 global pandemic, certain programming and content charges as a result of management changes and/or changes in strategy, and unusual gains or losses (such as goodwill impairment and charges related to Russia's invasion of Ukraine), when applicable.
•Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.
•Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable.
•COVID-19 related charges or benefit include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.
•Programming and content charges include certain charges as a result of changes in management and/or changes in programming and content strategy, which are included in direct operating expenses, when applicable.
•Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production and related loans (which includes our production tax credit facility), less certain unusual or non-recurring items, such as insurance recoveries on prior shareholder litigation and proceeds from the termination of interest rate swaps.

The adjustment for the production and related loans, exclusive of our production tax credit facility, is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs prior to the time the Company pays for the film or television program through the payment of the associated production or related loan which occurs at or near completion of the production, or in some cases, over the period revenues and cash receipts are being generated.

The adjustment for the production tax credit facility is made to better reflect the timing of the cash requirements of the production, since a portion of the amounts expended initially are later refunded thru the receipt of the tax credit. The production tax credit facility reduces the timing difference between the payments for production cost and the receipt of the tax credit and thus reflects the cash cost of the film or television program at or near the time the film or television program is produced and completed.

The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs when the payments are made under the production loans and the receipt of the tax credit when the film is being produced in its Adjusted Free Cash Flow.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders: Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, insurance recoveries on prior shareholder litigation and net gains or losses on investments and other, gain or loss on extinguishment of debt, certain programming and content charges, COVID-19 related charges (benefit), and unusual gains or losses (such as goodwill impairment and charges related to Russia's invasion of Ukraine), when applicable, as described in the Adjusted OIBDA definition, net of the tax effect of the adjustments at the applicable blended statutory rate and net of the impact of the adjustments on noncontrolling interest and certain changes in our deferred tax valuation allowance.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING INCOME (LOSS)
TO ADJUSTED OIBDA

The following table reconciles the GAAP measure, operating income (loss) to the non-GAAP measure, Adjusted OIBDA:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
Operating income (loss)	$(1,747.6)	$29.8	$(1,815.9)	$50.1
Goodwill impairment(1)	1,475.0	—	1,475.0	—
Adjusted depreciation and amortization(2)	9.7	10.8	19.7	21.0
Restructuring and other(3)	233.2	3.5	241.3	6.7
COVID-19 related charges (benefit)(4)	(6.1)	(0.8)	(7.1)	0.8
Content charges(5)	7.2	—	7.2	—
Adjusted share-based compensation expense(6)	26.6	20.4	34.4	54.9
Purchase accounting and related adjustments(7)	49.4	44.5	97.8	94.5
Adjusted OIBDA	$47.4	$108.2	$52.4	$228.0
___________________
(1)For the quarter ended September 30, 2022, due to continued adverse macro and microeconomic conditions, including the competitive environment, continued inflationary trends and recessionary economies worldwide and its impact on the Company's growth in subscribers worldwide, the Company began implementing a plan to restructure its LIONSGATE+ business (formerly STARZPLAY International). This restructuring includes exiting the business in seven international territories (France, Germany, Italy, Spain, Benelux, the Nordics and Japan), and resulted in content impairment and severance charges included in restructuring and other as further discussed below. The Company's Starz domestic operations have also been impacted by these current market conditions, and the Company has revised its subscriber growth and forecasted cash flow assumptions and implemented certain cost-saving measures. Additionally, companies in the media and entertainment industry, and particularly those with significant streaming platforms, have experienced a decline in market valuations, and reflecting this industry trend, as well as potential capital market transactions, the market price of the Company's common shares has continued to decline since June 30, 2022. Accordingly, the Company updated its quantitative impairment assessment for all of its reporting units. In performing its quantitative impairment assessment, the fair value of the Company's reporting units was estimated by using a combination of discounted cash flow ("DCF") analyses and market-based valuation methodologies. Based on its quantitative impairment assessment, the Company determined that the fair value of its reporting units exceeded the carrying values for all of its reporting units, except the Media Networks reporting unit which was previously disclosed as a reporting unit "at risk" of impairment. The analysis resulted in a goodwill impairment charge of $1.475 billion related to the Company's Media Networks reporting unit goodwill, which is recorded in the "goodwill impairment" line item in the unaudited condensed consolidated statement of operations.
(2)Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in recent acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
Depreciation and amortization	$45.2	$44.4	$87.6	$87.8
Less: Amount included in purchase accounting and related adjustments	(35.5)	(33.6)	(67.9)	(66.8)
Adjusted depreciation and amortization	$9.7	$10.8	$19.7	$21.0

(3)Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
Restructuring and other:
Content and other impairments(a)	$218.8	$—	$218.8	$—
Severance(b)
Cash	9.6	1.3	12.4	3.8
Accelerated vesting on equity awards	—	—	0.6	—
Total severance costs	9.6	1.3	13.0	3.8
COVID-19 related charges included in restructuring and other(c)	—	0.5	0.1	0.8
Transaction and related costs(d)	4.8	1.7	9.4	2.1
	$233.2	$3.5	$241.3	$6.7
_______________________
(a)As a result of the restructuring of the LIONSGATE+ business discussed above, the Company has recorded charges of $213.0 million in the three months ended September 30, 2022 for content impairment of its film group assets in certain international territories. These charges are excluded from segment results and included in restructuring and other in the unaudited condensed consolidated statement of operations. The Company expects to incur additional charges ranging from approximately $75 million to $100 million in the next six months primarily related to certain contractual content commitments and other items as we fully implement the plan. These amounts also reflect the estimated net future cash expenditures for these charges. In addition, the Company expects future cash expenditures of approximately $75 million related to the content charges recorded in the three months ended September 30, 2022.

Amounts in the three and six months ended September 30, 2022 also include an impairment of an operating lease right-of-use asset amounting to $5.8 million associated with a portion of a facility lease that will no longer be utilized by the Company. The impairment reflects a decline in market conditions since the inception of the lease impacting potential sublease opportunities, and represents the difference between the estimated fair value, which was determined based on the expected discounted future cash flows of the lease asset, and the carrying value.
(b)In connection with the international restructuring described above, the Company has implemented certain cost-saving initiatives both domestically and internationally, and has recorded severance charges of $5.9 million in the three months ended September 30, 2022 related to the Media Networks segment. In addition, due to the changes in the marketplace and certain management, and the implementation of certain cost-saving initiatives and the streamlining of operations, the Company recorded additional severance charges of $3.7 million primarily related to the Motion Picture segment.
(c)Amounts represent certain incremental general and administrative costs associated with the COVID-19 global pandemic, such as costs related to transitioning the Company to a remote-work environment, costs associated with return-to-office safety protocols, and other incremental general and administrative costs associated with the COVID-19 global pandemic.
(d)Transaction and related costs in the three and six months ended September 30, 2022 and 2021 reflect transaction, integration and legal costs associated with certain strategic transactions, restructuring activities and legal matters.
(4)In connection with the disruptions associated with the COVID-19 global pandemic and measures to prevent its spread and mitigate its effects both domestically and internationally, and the related economic disruption, certain incremental costs were incurred and expensed, as presented in the table below:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
COVID-19 related charges (benefit) included in:
Direct operating expense(a)	$(6.1)	$(1.0)	$(7.1)	$0.5
Distribution and marketing expense	—	0.2	—	0.3
	$(6.1)	$(0.8)	$(7.1)	$0.8
_______________________
(a)Amounts reflected in direct operating expense include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, net of insurance recoveries. In the three and six months ended September 30, 2022 and the three months ended September 30, 2021, insurance recoveries exceeded the incremental costs expensed in the periods, resulting in a net benefit included in direct operating expense. The Company is in the process of seeking additional insurance recovery for some of these costs. The ultimate amount of insurance recovery cannot be estimated at this time.
(5)In connection with certain management changes and changes in the theatrical marketplace in the Motion Picture segment, the Company wrote off approximately $7.2 million of development costs as a result of changes in strategy across its theatrical slate.
(6)The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
Total share-based compensation expense	$26.6	$20.4	$35.0	$54.9
Less: Amount included in restructuring and other(a)	—	—	(0.6)	—
Adjusted share-based compensation	$26.6	$20.4	$34.4	$54.9
(a)Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.
(7)Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$0.7	$0.1	$0.7	$0.5
General and administrative expense	13.2	10.8	29.2	27.2
Depreciation and amortization	35.5	33.6	67.9	66.8
	$49.4	$44.5	$97.8	$94.5

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING INCOME (LOSS)
TO OPERATING INCOME (LOSS) BEFORE GOODWILL IMPAIRMENT AND INTERNATIONAL RESTRUCTURING CHARGES
The following table reconciles the GAAP measure, operating income (loss) to the non-GAAP measure, operating income (loss) before goodwill impairment and LIONSGATE+ international restructuring charges:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
Operating income (loss)	$(1,747.6)	$29.8	$(1,815.9)	$50.1
Goodwill impairment	1,475.0	—	1,475.0	—
LIONSGATE+ international restructuring charges(1)	218.9	—	218.9	—
Operating income (loss) before goodwill impairment and international restructuring charges	$(53.7)	$29.8	$(122.0)	$50.1
___________________
(1)Amounts in the three and six months ended September 30, 2022 include $213.0 million for content impairment and $5.9 million for severance charges related to the restructuring of the Company's LIONSGATE+ (formerly STARZPLAY International) business. These charges are included in the restructuring and other line item on the consolidated statement of operations.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND BASIC AND DILUTED EPS TO ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Unaudited, amounts in millions, except per share amounts)
Reported Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders	$(1,811.1)	$7.5	$(1,930.1)	$(37.9)
Adjusted share-based compensation expense	26.6	20.4	34.4	54.9
Goodwill impairment	1,475.0	—	1,475.0	—
Restructuring and other	233.2	3.5	241.3	6.7
COVID-19 related charges (benefit)	(6.1)	(0.8)	(7.1)	0.8
Content charges	7.2	—	7.2	—
Purchase accounting and related adjustments(1)	49.4	44.5	97.8	94.4
(Gain) loss on extinguishment of debt	(3.4)	0.4	(2.1)	27.1
Insurance recoveries on prior shareholder litigation and net gain on investments and other	3.1	(24.4)	1.3	(26.9)
Tax impact of above items(2)	(70.5)	(8.5)	(83.1)	(31.9)
Deferred tax valuation allowance(3)	75.8	(1.4)	101.4	4.8
Noncontrolling interest impact of above items	(7.2)	(6.0)	(15.7)	(14.4)
Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders	$(28.0)	$35.2	$(79.7)	$77.6

Reported Basic EPS	$(7.95)	$0.03	$(8.51)	$(0.17)
Impact of adjustments on basic earnings per share	7.83	0.13	8.16	0.52
Adjusted Basic EPS	$(0.12)	$0.16	$(0.35)	$0.35

Reported Diluted EPS	$(7.95)	$0.03	$(8.51)	$(0.17)
Impact of adjustments on diluted earnings per share	7.83	0.12	8.16	0.51
Adjusted Diluted EPS	$(0.12)	$0.15	$(0.35)	$0.34

Adjusted weighted average number of common shares outstanding:
Basic	227.9	224.4	226.8	223.1
Diluted	227.9	228.5	226.8	228.8
_________________________
(1)Represents the amounts included in Adjusted OIBDA net of interest income on the amortization of non-cash fair value adjustments to finance lease obligations acquired in the acquisition of Starz.
(2)Represents the tax impact of the adjustments to net income attributable to Lions Gate Entertainment Corp. shareholders, calculated using the blended statutory tax rate applicable to each adjustment.
(3)Represents an adjustment for the net (benefit) charge from a net (decrease) increase in the valuation allowance for certain of the Company's deferred tax assets.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
TO ADJUSTED FREE CASH FLOW

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
Net Cash Flows Provided By (Used In) Operating Activities(1)	$(139.2)	$16.1	$(139.4)	$(332.5)
Capital expenditures	(11.8)	(8.3)	(21.5)	(14.6)
Net borrowings under and (repayment) of production and related loans:
Production loans and programming notes	273.2	191.0	400.7	292.1
Production tax credit facility	1.3	21.3	10.7	83.4
Insurance recoveries on prior shareholder litigation	—	(24.9)	—	(24.9)
Proceeds from the termination of interest rate swaps(2)	—	—	(188.7)	—
Adjusted Free Cash Flow	$123.5	$195.2	$61.8	$3.5
________________
(1)Cash flows provided by (used in) operating activities for the three and six months ended September 30, 2022 includes a net use of cash of approximately ($24.7) million and ($10.9) million, respectively, from the monetization of trade accounts receivable programs (three and six months ended September 30, 2021 - net benefit of approximately $4.7 million, and a net use of cash of approximately ($46.2) million, respectively).
(2)During the six months ended September 30, 2022, the Company terminated certain interest rate swaps (a portion of which were considered hybrid instruments with a financing component and an embedded at-market derivative) and in exchange, received approximately $56.4 million. The $56.4 million received was classified in the unaudited condensed consolidated statement of cash flows as cash provided by operating activities of $188.7 million reflecting the amount received for the derivative portion of the terminated swaps, and a use of cash in financing activities of $134.5 million reflecting the pay down of the financing component of the terminated swaps (inclusive of payments made between April 1, 2022 and the termination date amounting to $3.2 million). Since the termination of the interest rate swaps was an unusual event, the Company is excluding the $188.7 million reflected in cash provided by operating activities from its adjusted free cash flow. The Company continues to have $1.7 billion notional amount of interest rate swaps as a cash flow hedge of its variable interest rate debt.